                                                                    EXHIBIT 99.1

                             HEALTHGATE DATA CORP.
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
                     AND THREE MONTHS ENDED MARCH 31, 1999

                                                          BALANCE AT   CHARGES TO
                                                           BEGINNING    COSTS AND                 BALANCE AT
DESCRIPTION                                                OF PERIOD    EXPENSES    DEDUCTIONS   END OF PERIOD
--------------------------------------------------------  -----------  -----------  -----------  -------------
Allowance for doubtful accounts
  December 31, 1996.....................................          --           --           --            --
  December 31, 1997.....................................          --    $   3,500           --     $   3,500
  December 31, 1998.....................................   $   3,500    $  20,000    $  (3,500)(1)   $  20,000
  March 31, 1999........................................   $  20,000    $   6,170           --     $  26,170

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(1) Writeoff of uncollectable accounts and other reductions, net of recoveries.

                                     SCH-1